Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66109 and 333-48292) of Modine Manufacturing Company of our report dated June 6, 2001 relating to the financial statements of the Modine 401K Retirement Plan for Salaried Employees which appears in this Form 11-K.

s/PricewaterhouseCoopers LLP


Chicago, Illinois
June 25, 2001